                                                                       Exhibit 2

                            SHAREHOLDERS AGREEMENT

        This SHAREHOLDERS AGREEMENT, dated as of December 28, 1998, is by and among The Right Start, Inc., a California corporation (the "Company"), and ARBCO
                                                            -------
Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, Offense Group Associates, L.P., Opportunity Associates, L.P., Strategic Associates, L.P., Cahill Warnock Strategic Partners Fund, L.P., Fred Kayne, an individual, Arthur E. Hall & Company Money Purchase Plan, Michael Targoff, an individual, and The Travelers Indemnity Company (collectively, the "Series B Preferred Investors"), and ARBCO Associates, L.P.,
                    ----------------------------
Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, Offense Group Associates, L.P. Opportunity Associates, L.P., Fred Kayne, an individual, and Arthur E. Hall & Company Money Purchase Plan, (collectively, the "Series C Preferred Investors" and, together with the Company
                    ----------------------------
and the Series B Preferred Investors, the "Letter Agreement Parties").  The
                                           ------------------------
Series B Preferred Investors and the Series C Preferred Investors are collectively referred to herein as the "Investors."
                                        ----------


                              W I T N E S S E T H

        WHEREAS, each of the Letter Agreement Parties have entered into a Letter Agreement dated as of April 6, 1998 (as amended through the date hereof, the "Letter Agreement").
     ----------------

        WHEREAS, pursuant to the Letter Agreement, the Series B Preferred Investors have agreed to exchange certain of their existing securities of the Company for 30,000 shares of the Company's Series B Convertible Preferred Stock, no par value per share (the "Series B Preferred Stock") and the Series C
                             ------------------------
Preferred Investors have agreed to exchange certain of their existing securities of the Company for 38,500 shares of the Company's Series C Convertible Preferred Stock, no par value per share (the "Series C Preferred Stock") (such exchange
                                    ------------------------
transactions are referred to collectively herein as the "Exchange
                                                         --------
Transactions");

        WHEREAS, in connection with the Exchange Transactions and in accordance with the provisions of the Letter Agreement, the Company and the Investors desire to set forth certain additional rights of the Investors with respect to the Series B Preferred Stock and the Series C Preferred Stock;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.  DEFINITIONS.  Unless otherwise defined herein, terms defined
                    -----------
in the Letter Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Shareholders Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

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

          "Agreement" means this Shareholders Agreement, including all
           ---------
amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Common Stock" means the common stock of the Company, no par value per
           ------------
share.

          "Company" has the meaning given to it in the caption of this
           -------
Agreement.

          "Conversion Stock" has the meaning given to it in Section 2(a) of this
           ----------------
Agreement.

          "Eligible Holder" has the meaning given to it in Section 2(a) of this
           ---------------
Agreement.

          "Initial Holders" means all holders of Preferred Stock on the
           ---------------
Preferred Stock Issuance Date.

          "Investors" has the meaning given to it in the caption of this
           ---------
Agreement.

          "Letter Agreement" has the meaning given to it in the recitals of this
           ----------------
Agreement.

          "Preferred Stock" means collectively the Series B Preferred Stock and
           ---------------
the Series C Preferred Stock.

          "Preferred Stock Issuance Date" means the date on which the Company
           -----------------------------
first issues any shares of Preferred Stock.

          "Series B Preferred Stock" has the mean given to it in the caption of
           ------------------------
this Agreement.

          "Series C Preferred Stock" has the mean given to it in the caption of
           ------------------------
this Agreement.

          Section 2.  PREEMPTIVE RIGHTS.
                      -----------------

                (a) Subject to the limitations of (b) below, if the Company proposes to offer additional securities (other than employee incentive stock options or other stock options, securities issued in a public offering of the Company's securities, securities of the Company issued in the acquisition of another entity, or securities issued upon conversion or exercise of securities outstanding on the date of issuance of such additional securities), then the Company shall first offer (the "Offer") all such additional securities to the
                                -----
Initial Holders of the Preferred Stock (so long as such Initial Holder (an "Eligible Holder"), on the date of such Offer (the "Offer Date"), continues to
 ---------------                                    ----------
hold any shares of Preferred Stock or shares issued upon conversion of the Preferred Stock ("Conversion Stock")) on terms no less favorable than the
                  ----------------
Company's proposed offering of additional shares. Such Offer shall be made on a pro rata basis to all Eligible Holders, such calculation to be determined at any given time for an Eligible Holder by dividing an amount equal to such Eligible Holder's Percentage Share by an amount equal to the aggregate of all such amounts for all Eligible Holders. An Eligible Holder's "Percentage Share" shall
                                                        ----------------
be calculated for

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

each Eligible Holder by computing the amount equal to the lesser of (i) the number of shares of Preferred Stock held by such holder on the Preferred Stock Issuance Date or (ii) the number of shares of Preferred Stock held by such Eligible Holder on the Offer Date (plus, if such holder then holds any Conversion Stock, the number of shares of Preferred Stock which related to such Conversion Stock prior to conversion of such Preferred Stock into such Conversion Stock).

                (b) Such preemptive rights shall not be transferable or assignable in whole or in part and shall terminate with respect to any holder of shares of Preferred Stock (or Conversion Stock, if any) upon the earlier of (1) the transfer or assignment of such holder's shares of Preferred Stock (or Conversion Stock) by such initial holder of the Preferred Shares or (2) the fifth anniversary of the Preferred Stock Issuance Date.

                (c) Each Eligible Holder shall have the right to purchase its Percentage Share of such additional securities on the same terms as those of the Company's proposed offer for a period of 30 days after the Company has given written notice to such Eligible Holder of such proposed offer. Such right shall expire at the end of such 30-day term.

          Section 3.  LEGEND.
                      ------

          Each of the Holders agrees that substantially the following legend shall be placed on the certificates representing any shares of Preferred Stock owned by them:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 28, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."

          Section 4.  MISCELLANEOUS.
                      -------------

                (a)  Headings.  The headings in this Agreement are for
                     --------
convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                (b)  Notices.  Any notice, request, consent, approval or other
                     -------
communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing when delivered in person with receipt acknowledged, two days after mailing or sending if sent by registered or certified mail, return receipt requested, postage prepaid, the day after sending if by overnight courier with guaranteed next day delivery or when sent by facsimile to the party to whom directed if followed by telephone confirmation of receipt, all at the following address:

                     (i)  If to the Company to it at:

                          The Right Start, Inc.
                          5388 Sterling Center Drive, Unit C
                          Westlake Village, CA 91361
                          Attn:  Corporate Secretary

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

                          Telecopy: (818) 707-7132
                          Telephone: (818) 707-7100

                     (ii) If to the Investors, to each of them at:

                          their respective addresses set forth in the records of the Company or at such other address as may be substituted by notice given as herein provided.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, three (3) days after the same shall have been deposited in the United States mail, one business day after sent by overnight courier or on the day sent by facsimile.

                (c)  Applicable Law.  This Agreement shall be governed by and
                     --------------
construed in accordance with the internal laws of the State of California (i.e., without regard to its conflicts of law rules).

                (d)  Amendments; Waivers.  This Agreement may not be amended,
                     -------------------
modified or supplemented, and no waivers of or consents to departures from the provisions hereof may be given, unless consented to in writing by the Company and each of the Eligible Holders in existence at the time of such amendment or waiver.

                (e)  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.


                                 [END OF TEXT]

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.


                                        THE RIGHT START, INC.


                                        By: /s/ Gina M. Shauer
                                            ------------------
                                            Gina Shauer
                                            Chief Financial Officer

AGREED TO AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE


ARBCO Associates, L.P.


By: /s/ David Shladovsky
    -----------------------
    Name:  David Shladovsky
    Title:


Kayne Anderson Non-Traditional
Investments, L.P.


By: /s/ David Shladovsky
    -----------------------
    Name:  David Shladovsky
    Title:


Kayne Anderson Offshore Limited


By: /s/ David Shladovsky
    -----------------------
    Name:  David Shladovsky
    Title:


Offense Group Associates, L.P.


By: /s/ David Shladovsky
    -----------------------
    Name:  David Shladovsky
    Title:

Opportunity Associates, L.P.


By: /s/ David Shladovsky
    -----------------------
    Name:  David Shladovsky
    Title:



/s/ Fred Kayne
---------------------------
    Fred Kayne


Arthur E. Hall & Company Money
Purchase Plan


By: /s/ Arthur E. Hall
    -----------------------
    Name:  Arthur E. Hall
    Title: Trustee


Strategic Associates, L.P.


By: /s/ David L. Warnock
    -----------------------
    Name:  David L. Warnock
    Title:


Cahill Warnock Strategic Partners Fund, L.P.


By: /s/ David L. Warnock
    -----------------------
    Name:  David L. Warnock
    Title:

___________________________
    Michael Targoff


The Travelers Indemnity Company



By: /s/ David Tyson
    -----------------------
    Name:  David Tyson
    Title: Senior Vice President